UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PERRIGO COMPANY PLC
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPORTANT NOTICE

CHANGE OF VENUE AND TIME OF THE ANNUAL GENERAL MEETING TO BE HELD ON WEDNESDAY, MAY 6, 2020 AND MEASURES TO MINIMISE ANY RISK OF CORONAVIRUS (COVID-19) TRANSMISSION

The Perrigo Company Board of Directors considers the well-being of shareholders, employees and service providers at the upcoming Annual General Meeting (“AGM”) a primary concern and, in this context, has been closely monitoring developments in relation to the Coronavirus (COVID-19).

Based on the information available to us at the date of this notice, the AGM remains scheduled to take place on Wednesday, May 6 2020, but it will take place at a different location and time and under very constrained circumstances. As the scheduled location for the AGM may not be available to us at the scheduled day given the impact of COVID-19, we have decided to adjourn the AGM to the offices of the Company’s Irish legal counsel, A&L Goodbody, North Wall Quay, IFSC, Dublin 1, Ireland at 11.30am (IST).

While Perrigo has historically encouraged our shareholders to attend the AGM, we are regrettably forced to take a different position this year. Given the restrictions announced by the Irish Government on Friday, March 27, 2020 to reduce the spread of Coronavirus (COVID-19), which will remain in place until at least May 5, 2020, we strongly encourage all shareholders on this occasion to submit proxy forms to ensure they can vote and be represented at the AGM without having to physically attend the meeting.

The Company advises that shareholders who are experiencing any COVID-19 symptoms or anyone who has been in contact with any person experiencing any COVID-19 symptoms should not attend the AGM in person. The Company may put in place additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings, protective masks and other reasonable or required measures in order to enter the building. Please note that in order to comply with the latest Irish Government guidelines, we may be required to refuse entry to the meeting. The meeting will be conducted swiftly and efficiently and the venue will be vacated promptly.

Shareholders can vote their shares by proxy in advance of the AGM by using one of the options detailed on the proxy card enclosed with the original Proxy Statement.

We advise shareholders to monitor the Company’s website, www.investor.perrigo.com, regularly as circumstances may change at short notice.

By order of the Board of Directors

Todd W. Kingma Executive Vice President, General Counsel and Company Secretary